Exhibit 10(s)(i)

                    ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of September 30, 1995, by and between QMS, Inc., a Delaware corporation ("QMS"), QMS Japan Kabushiki Kaisha, a corporation formed under the laws of Minato-Ku, Japan ("Seller") and a new Japanese company in the process of being established, which is being represented for the purpose of this Agreement by its promoters and shareholders-to-be, namely, Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank, a Japanese corporation ("Purchaser"). Purchaser, QMS and Seller are sometimes referred to collectively as the "Parties."


                          WITNESSETH:

          WHEREAS QMS and Seller desire to sell substantially all of the assets of Seller located in Japan where Seller engages in the business of light assembly and integration of computer printers and the sale of such printers under the QMS name in Japan and elsewhere (the "Business") and Purchaser desires to purchase the Business;

          NOW THEREFORE, in consideration of the recitals and the conditions, representations, warranties, covenants and agreements set forth herein, the Parties agree:


Begin auto paragraph numbering          1.   DEFINITIONS.  Unless otherwise
stated in this Agreement, the following terms used herein shall have the following meanings:

                    "Assets" shall mean

                         all tangible personal property of Seller used
solely in connection with the Business as set forth on Schedule 1.01(a) hereto;

                         all contracts, leases, warranties, commitments,
agreements, license agreements, purchase and sales orders and other executory commitments of Seller related to the Business (the "Contracts");

                         copies of all books and records of Seller located
in Japan and related to the Business in any form, including without limitation, data, data bases, tax records, business plans and projections, records of sales, files, advertising materials and other similar documents (the "Books and Records");

                         all work in progress;

                         all present and past customer lists of Seller
related to the Business ("Customer Lists"); and

                         all goodwill of Seller related to the Business;

provided, however, that Assets shall not include any of the assets of the Business identified as excluded assets on Schedule 1.01(f) hereto
("Excluded Assets").

                    "Assumption Agreement" shall mean the Assumption Agreement from Purchaser to Seller substantially in the form of Exhibit A hereto.

                    "Bill of Sale and Assignment" shall mean the Bill of Sale and Assignment from Seller to Purchaser substantially in the form set forth on Exhibit B hereto.

                    "Closing" shall mean the completion of the transactions contemplated by this Agreement.

                    "Closing Date" shall mean on September 30, 1995.

                    "Distributor Agreement" shall mean the Master
Distributor Agreement between QMS and Purchaser substantially in the form of Exhibit C hereto.

                    "Financial Statements" shall mean the balance sheet of Seller and the Business dated as of September 29, 1995 and its related statements of income, retained earnings and changes in financial position for the period then ended, the related notes to such financial statements.

                    "Liabilities" shall mean all of the liabilities of the Business set forth on Schedule 1.08 hereto.

                    "License" shall mean the Trademark and Trade Name License Agreement between Purchaser and QMS substantially in the form of Exhibit D hereto.

               1.10 "Liens" shall mean all liens, security interests, pledges, leases, conditional sales contracts, claims, charges, and other encumbrances of every kind and description however described or denominated.

               1.11 "Note A" shall mean the promissory note from Purchaser to Seller and QMS in the original principal amount in Yen equivalent to U.S.$3,000,000, substantially in the form of Exhibit E, attached hereto.

               1.12 "Note B" shall mean the promissory note from Purchaser to Seller and QMS in the original principal amount in Yen equivalent to U.S.$500,000, substantially in the form of Exhibit F, attached hereto.

               1.13 "Pledge and Security Agreement" shall mean the Inventory Johto-Tampo Agreement between Purchaser, Seller and QMS substantially in the form of Exhibit G, attached hereto.

               1.14 "Purchase Price" shall mean the price as specified in Subsection 3.01 hereof to be paid by Purchaser to Seller.

resume auto paragaph numbering          2.   AGREEMENT TO SELL AND
PURCHASE.

                    Sale and Purchase of Assets. On the Closing Date and subject to the terms and conditions of this Agreement, Purchaser shall purchase from Seller and Seller shall sell, assign, convey, deliver and transfer the Assets to Purchaser.

                    Assignment and Assumption of Liabilities. At the Closing, Seller shall assign and Purchaser shall assume all of the Liabilities.

               PURCHASE PRICE.

                    Purchase Price. For and in consideration of the sale of the Assets by Seller to Purchaser, Purchaser shall pay to Seller an amount in Yen equivalent to U.S. Four Million Dollars (U.S.$4,000,000.00), to be paid as follows:

          an amount in Yen equivalent to U.S.$500,000 in cash or by wire transfer of immediately available funds to Seller on or before December 20, 1995;

          by delivery at the Closing of Note A in the original principal amount of an amount in Yen equivalent to U.S.$3,000,000 to Seller; and

          by delivery at the Closing of Note B in the original principal amount of an amount in Yen equivalent to U.S.$500,000 to Seller.


               For purposes of calculating the Yen equivalent amounts of the above stated U.S. Dollar amounts, T.T.S. rates to be quoted by a reputable bank in Tokyo, Japan on the respective payment dates shall apply.

                    Allocation of Purchase Price. The Purchase Price shall be allocated as set forth on Schedule 3.02 hereto.

               PRE-CLOSING COVENANTS OF QMS AND SELLER. QMS and Seller hereby covenant and agree with Purchaser that from the date hereof until the Closing:

                    Access to Information. Seller will give Purchaser access to the offices, properties, books, contracts, commitments and records of Seller, and will furnish Purchaser with all information (including financial and operating data) concerning the affairs of Seller that Purchaser may reasonably request. Without limiting the foregoing, Seller will permit any authorized representatives or agents of Purchaser to visit and inspect the properties and assets and to investigate the Business at such reasonable times and as often as may be reasonably requested. Purchaser shall be entitled to make and retain copies of all documents and instruments examined by, or otherwise made available to, it pursuant to this Section 4.01.

                    Maintaining Assets. Seller will not undertake any course of action inconsistent with the provisions of this Agreement, and Seller will maintain the Assets in good operating condition, ordinary wear and tear excepted. Additionally, and without limitation of any of the foregoing provisions of this Section 4.02, Seller shall not, without the prior written consent of Purchaser, mortgage, pledge, or subject to any lien or encumbrance any of the Assets.

                    Maintenance of Business of Seller. Seller will carry on its business and activities diligently and in substantially the same manner as Seller currently carries on its business. Seller will use its best efforts to preserve the business relationship established with each customer listed on the Customer Lists. Seller will not amend or modify any of the Contracts without the prior written authorization of Purchaser, and, to the extent within its control, shall not do any act or omit to do any act, or knowingly permit any act or omission to act, that would cause a breach of any of Contract.

                    Approvals. Seller will use its best efforts to obtain, and will cooperate with Purchaser in obtaining, as promptly as practicable, all consents and approvals which are required to be obtained of others to authorize and permit the assignment, transfer and conveyance to Purchaser of the Contracts (the "Contract Consents").

                    Possession of Assets. Seller will take all action necessary or required to deliver the Assets and assign the Contracts to Purchaser at the Closing.

                    Insurance. From and after the date hereof and through the Closing Date, Seller shall maintain all of its insurance policies in effect as of the date hereof, and all of the Assets shall be used, operated, maintained and repaired in a normal business manner and in accordance with the provisions of the insurance policies relating hereto.

                    Conditions Precedent. Each of QMS and Seller shall use its best efforts to satisfy the conditions precedent to Purchaser's obligations hereunder.

                    No Solicitation of Offers. Neither Seller nor QMS will, for so long as this Agreement shall remain in effect, solicit or consider other proposals concerning the sale or other transfer of the Business or provide information with respect to the Business to other parties interested in acquiring, leasing or managing the Business, or divulge or otherwise disclose any information to such entities regarding any terms of this Agreement.

               CLOSING DELIVERIES.

                    Obligations of QMS and Seller. On the Closing Date, QMS and Seller shall deliver or cause to be delivered to Purchaser the following:

                    The Assets free and clear of any and all liens or
                         encumbrances;

                    The executed Bill of Sale and Assignment;

                    The executed License;

                    The executed Distributor Agreement; and

                    Any other documents that Purchaser may reasonably
                         request at or prior to Closing.

                    Obligations of Purchaser. On the Closing Date, Purchaser shall deliver to Seller the following:

                    Note A;

                         Note B;

                    The executed Distributor Agreement;

                         The executed Assumption Agreement;

                         The executed License;

                    The executed Pledge and Security Agreement; and

                    Any other documents that QMS or Seller may reasonably
                         request at or prior to Closing

                    Further Assurances. The Parties agree that they will at any time and from time to time after the date of this Agreement, upon request of another, execute, acknowledge and deliver all such instruments of further assurance and will do any and all acts and things as may be reasonably necessary or appropriate in order to better evidence or to effectuate and carry out the purpose and intent of this Agreement.

               CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE. The obliga tions of Purchaser to consummate the transactions provided for herein are subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

                    Representations and Warranties Correct. The representations and warranties of QMS and Seller contained herein and in the Schedules, statements and documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date.

                    Compliance by QMS and Seller. All of the terms, covenants and conditions of this Agreement to be complied with and performed by QMS and Seller, or any of them, on or before the Closing Date shall have been fully complied with and performed.

                    Authorization. All corporate action necessary to authorize the execution and delivery of the documents and performance of the obligations by QMS and Seller as set forth herein shall have been duly and validly taken and all required regulatory approvals or permits shall have been obtained.

                    No Adverse Change or Proceedings. There shall not have been any adverse change in the business, assets, liabilities or condition, financial or otherwise, of Seller between the date of this Agreement and the Closing Date, and no loss, casualty or other adverse change shall have occurred between the date of this Agreement and the Closing Date with respect to the Assets or the Business of Seller which would have an adverse effect upon the value or use of the Assets or the Business of Seller. No actions or proceedings shall be pending or threatened which might, in the opinion of counsel for Purchaser, materially adversely effect any of the transactions contemplated herein, the value or use of the Assets or the Business of Seller.

               CONDITIONS TO QMS' AND SELLER'S OBLIGATIONS TO CLOSE. The obligation of QMS and Seller to consummate the transactions provided for herein is subject to the satisfaction of the following conditions on or prior to the Closing Date:

                    Representations and Warranties of Purchaser. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects, on and as of the date of this Agreement and on and as of the Closing as though made on and as of the Closing Date.

                    Compliance by Purchaser. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been fully complied with and performed in all material respects.

                    Approvals and Permits. All required regulatory approvals or permits necessary for the execution and delivery of the documents, and the performance of the obligations by Purchaser as set forth herein shall have been obtained.

               REPRESENTATIONS AND WARRANTIES OF QMS AND SELLER. In order to induce Purchaser to enter into this Agreement and to purchase the Assets, and with the knowledge and understanding that Purchaser will rely thereon, QMS and Seller, jointly and severally, do hereby represent and warrant to Purchaser on the date hereof, and at all times through the Closing Date, and, to the extent such representation and warranties relate to an earlier time, as of such earlier time, as follows:

                    Organization and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of Japan. Seller possesses all requisite corporate power and authority to own the Assets and operate the Business, and to enter into and perform this Agreement.

                    Ownership. QMS owns all right, title and interest in Seller.

                    Authority and Corporate Action. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of QMS and Seller. The officers of Seller and QMS executing this Agreement have the authority to enter into this Agreement on behalf of Purchaser.

                    Title to Assets. Seller has good and marketable title to all of the Assets free and clear of any and all Liens. Seller has complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Assets to Purchaser and to vest in Purchaser good, valid and marketable title to the Assets. There are no existing agreements, commitments or rights with, of or to any person to acquire any of the Assets. All of the Property is in good operating condition and is in a state of good maintenance and repair, and there does not exist any condition which interferes or which may interfere with the economic value or use thereof.

               REPRESENTATIONS AND WARRANTIES OF PURCHASER. In order to induce QMS and Seller to enter into this Agreement and to sell the Assets and with the knowledge and understanding that QMS and Seller will rely thereon, Purchaser does hereby represent and warrant to QMS and Seller on the date hereof, and at all times through the Closing Date, and, to the extent such representations and warranties relate to an earlier time, as of such earlier time, as follows:

                    Organization and Authority. Purchaser is a new company in the process of being established under the laws of Japan, and is being represented for the purposes of this Agreement by Yoji Kawai and Kabushiki Kaisha Typebank, its promoters and shareholders-to-be.

                    Authority and Corporate Action. Yoji Kawai and Kabushiki Kaisha Typebank have the authority to enter into this Agreement on behalf of Purchaser, and as soon as practicable after the establishment of Purchaser under the laws of Japan, its board of directors shall confirm by appropriate procedure the binding effect of this Agreement upon Purchaser, and shall enter into an assumption agreement with QMS and Seller confirming the assumption of all obligations of Purchaser under this Agreement, the Distributor Agreement, the Assumption Agreement, the License, Note A, Note B, and the Pledge and Security Agreement.

                    Compliance with Laws and Instruments. The execution, delivery and performance by Purchaser of this Agreement and the other agreements to be executed and delivered by Purchaser hereto will not result in any violation of or be in conflict with or constitute a default under any applicable statute, regulation, order, rule, writ, injunction or decree of any court or governmental instrumentality or of the Articles of Incorporation or Bylaws of Purchaser or of any material agreement or other instrument to which Purchaser is a party or is subject, or constitute a default thereunder. This representation is made by Purchaser as of December 1, 1995.

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all such representations and warranties shall survive the Closing and not be merged into the Closing and shall remain in full force and effect, and except as otherwise specified herein shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any party hereto.

               ARBITRATION. All disputes under this Agreement shall be settled by arbitration in Honolulu, Hawaii, USA, before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by either party giving written notice to the other that such dispute has been referred to arbitration under this Section 11. Any award rendered by the arbitrator shall be final, conclusive, non-appealable and binding upon the parties hereto and shall be accompanied by a written opinion of the arbitrator giving the reasons for the awards; provided, however, that the arbitrator shall have no authority to award any special, indirect, incidental, consequential, punitive or other damages not measured by the prevailing party's actual damages and the arbitrator may not make any ruling, finding or award that does not conform with the terms and conditions of the Agreement. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that the arbitrator may assess, as part of his award, all or any part of the arbitrator's expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

               POST-CLOSING COVENANTS OF QMS AND SELLER.

                    Building Renovations. QMS and Seller shall, as soon as is reasonably practicable following the Closing Date, cause the building renovations which are required under that certain lease agreement for the property located at Towa Hamamatu-cho Building, 2-6-2 Hamamatsu-cho, Minato-Ku Tokyo to be performed, provided, however, that the total cost incurred by QMS and Seller for such renovations shall not exceed 8,000,000 yen.

                    Tax Indemnification. QMS and Seller shall, jointly and severally, indemnify and hold harmless Purchaser from and against any and all claims, demands, losses, damages, liabilities and attorney's fees, and other costs and expenses which may be incurred by Purchaser which relate directly to tax liabilities of Seller.

               MISCELLANEOUS PROVISIONS.

                    Notices. Any notice or other communication required or permitted to be given under the terms of this Agreement shall be telecopied or delivered via Federal Express or other similar overnight courier service and shall be deemed effective on the date delivered to the addressee at the address set forth below:

                    If to Seller, to:

                         QMS Japan Kabushiki Kaisha
                         c/o QMS, Inc.
                         One Magnum Pass
                         Post Office Box 81250
                         Mobile, Alabama U.S.A. 36689-1250
                         Attn:  Legal Department

                         with a required copy to:

                         Powell, Goldstein, Frazer & Murphy
                         Sixteenth Floor
                         191 Peachtree Street, N.E.
                         Atlanta, Georgia  U.S.A.  30303
                         Attention:  G. William Speer

                    If to QMS, to:

                         QMS, Inc.
                         One Magnum Pass
                         Post Office Box 81250
                         Mobile, Alabama  U.S.A.  36689-1250
                         Attention:  Legal Department


                         with a required copy to:

                         Powell, Goldstein, Frazer & Murphy
                         Sixteenth Floor
                         191 Peachtree Street, N.E.
                         Atlanta, Georgia  U.S.A.  30303
                         Attention:  G. William Speer


                         If to Purchaser, to:

                         QMS Japan Kabushiki Kaisha
                         Gotanda Metalion Bldg. 2F
                         5-21-15 Higashi-Gotanda
                         Shinagawa-Ku, Tokyo 141, Japan
                         Attn.:  Yoji Kawai

                         with a required copy to:

                         SHOWA Law Office
                                             Tsuruya Hachiman Bldg. 5F
                         2-4 Kojimachi
                                             Chiyoda-Ku, Tokyo 102, Japan
                         Attn:  Masatomo Suzuki

                    Expenses. The Parties shall each bear their own legal fees and all other costs, expenses and fees incurred by them in connection with this Agreement and the transactions contemplated hereby whether or not the purchase and sale of the Assets and the Business herein provided for are effected.

                    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither Party, however, shall have the right to assign this Agreement or such Party's rights and obligations hereunder without the prior written consent of the other Party.

                    Entire Agreement. This Agreement, together with all Exhibits, Schedules and other documents attached hereto or referenced herein, constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings between the Parties relating to such transactions.

                    Descriptive Headings. The descriptive headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                    Severability. In any case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, except in those instances where removal or elimination of such invalid, illegal, or unenforceable provision or provisions would result in a failure of consideration under this Agreement, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                    Interpretation. Should any provision of this Agreement require judicial interpretation, mediation or arbitration, it is agreed that the court, mediator or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties, directly or through their agents, have participated in the preparation hereof.

                    Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provisions of this Agreement shall be binding upon either party unless made in writing and signed by an authorized officer of each of the Parties.

Temporarily suspend auto paragraph numbering           13.10     Governing
Law. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia.

               13.11 Governing Language. Regardless of whether a copy of this Agreement is translated into another language, the official version hereof shall be the English version, which shall prevail in all cases. All correspondence and communications between the parties, all reports, orders, instructions, literature, records and other written material pertaining to this Agreement shall be maintained and delivered in the English language.

          IN WITNESS WHEREOF, the Parties each have executed this Agreement under seal as of the day and year first above written.

                                   QMS:

                                   QMS, INC.


                                   By:  /s/ Gregory R. Jones
                                   Title:  Vice President

                                   SELLER:

                                   QMS JAPAN KABUSHIKI KAISHA


                                   By:  Philip R. Cahoon
                                   Title:  Representative Director

                                   PURCHASER:

                                   /s/ Yoji Kawai
                                   Yoji Kawai


                                   KABUSHIKI KAISHA TYPEBANK


                                   By:
                                   Title:


Exhibit 10(s)(ii)

                   ASSUMPTION OF LIABILITIES




     THIS ASSUMPTION (the "Assumption") is executed and delivered as of September 30, 1995, by Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank, a Japanese corporation, on behalf of a new Japanese corporation in the process of being formed ("Purchaser") to and in favor of QMS Japan Kabushiki Kaisha, a corporation formed under the laws of Minato-Ku, Japan ("Seller"), pursuant to that certain Asset Purchase Agreement dated as of September 30, 1995, by and among Purchaser, Seller and QMS, Inc. (the "Agreement").

     IN CONSIDERATION of the mutual covenants and agreements set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, Purchaser does hereby assume and agree to pay, discharge or perform, as appropriate, all of the liabilities and obligations of Seller, including without limitation, those listed on Exhibit 1 hereto.

     IN WITNESS WHEREOF, Yoji Kawai and a duly authorized officer of Kabushiki Kaisha Typebank have executed this Assumption on behalf of Purchaser as of the day and year first above written.


                                   PURCHASER:

                                   /s/ Yoji Kawai
                                   Yoji Kawai



                                   Kabushiki Kaisha Typebank

                                   By:
                                   Title:





22681994.W51
                           Exhibit 1

                          Liabilities

     In thousands of U.S. Dollars

Liabilities to be Assumed:                                   $831
Accounts Payable                                            2,457
Bank Notes                                                    179
Accrued Royalty                                               137
Accrued Warranty                                              295
Accrued Expense                                                56
Deferred Service                                              215
Other Liabilities                                          $4,170



Exhibit 10(s)(iii)

                INVENTORY JOHTO-TAMPO AGREEMENT


      THIS INVENTORY JOHTO-TAMPO AGREEMENT, made and entered into as of September 30, 1995, by Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank, a Japanese corporation, on behalf of a new Japanese corporation in the process of being formed (hereinafter referred to as the "Pledgor"), and QMS Japan Kabushiki Kaisha, a corporation formed under the laws of Minato-Ku, Japan having its place of business at 6-2, Hamamatsucho 2-chome, Minato-ku, Tokyo, Japan, (hereinafter referred to as the "Pledgee"):

                          WITNESSETH:

      WHEREAS, the Pledgor and the Pledgee have entered into an Asset Purchase Agreement, dated as of September 30, 1995 (hereinafter referred to as the "Asset Purchase Agreement");

      WHEREAS, pursuant to the Asset Purchase Agreement, Note A and Note B (as defined in the Asset Purchase Agreement) issued by Pledgor thereunder, the Pledgor is obliged to create a security interest for the due and punctual performance and payment of all the obligations under Note A and Note B in the inventory of the Pledgor; and

      WHEREAS, the Pledgee requires the Pledgor to create a security interest, called Johto-Tampo under the laws of Japan, in the inventory of merchandise, semi-finished merchandise, materials and maintenance parts in a certain warehouse as specified below in accordance with terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants as provided herein and in the Asset Purchase Agreement, the parties hereto hereby agree as follows:

 .  Creation of the Johto-Tampo Security Interest

           In order to secure the full and punctual payment of the Secured Obligations as defined in the following Article, the Pledgor hereby transfers the ownership of such merchandise, semi-finished merchandise, materials and maintenance parts owned by the Pledgor as identified in EXHIBIT A attached hereto and made a part hereof (hereinafter referred to as the "Collateral") to the Pledgee for the purpose to create the Johto-Tampo security interest in and to the Collateral under the Japanese law. Such Johto-Tampo security interest is hereby created for the benefit of the Pledgee.

           It is acknowledged hereby by the parties hereto that any good of the Pledgor maintained at the warehouse set forth in EXHIBIT A (hereinafter referred to as the "Warehouse") shall constitute the Collateral hereunder and shall be subject to the Johto-Tampo security interest created hereunder, whether or not it falls into the descriptions of the types of goods expressly set forth in EXHIBIT A.
 .  Secured Obligations

      The obligations to be secured by the Johto-Tampo security interest created hereunder (herein referred to as the "Secured Obligations") shall be all the obligations under Note A and Note B.

 .  Transfer of Possession

           It is acknowledged by the parties hereto that the possession (Senyu-Ken) of the Collateral is hereby transferred to the Pledgee in the form of Senyu-Kaitei as provided in Article 183 of the Civil Code of Japan (Law No. 89 of 1896, as amended) (hereinafter referred to as the "Civil Code").

          The Pledgor hereby acknowledges that when any good of the Pledgor is transferred to the Warehouse, then such good shall automatically constitute a part of the Collateral. Upon the transfer to the Warehouse, the ownership of the good which newly constitutes a part of the Collateral shall be deemed to be transferred to the Pledgee, and the possession (Senyu-
Ken) thereof shall be deemed to be transferred to the Pledgee, in the form of Senyu-Kaitei as provided in the preceding section.

 .  Maintenance of the Collateral

           The Pledgor shall keep and maintain the Collateral for the benefit of the Pledgee during the effective term of this Agreement.

           The Pledgor shall be entitled to move out any goods constituting the Collateral from the Warehouse for the purpose of assembling, selling, distributing, marketing or otherwise disposing of such goods in the normal course of business; provided, however, that if a Default under either Note A or Note B (as defined in Note A and Note B, respectively) occurs, then the Pledgor shall not move any of the Collateral out of the Warehouse without a prior written approval of the Pledgee.

 .  Representations and Warranties

     The Pledgor hereby represents and warrants as follows:

           The Pledgor does not own, lease or otherwise hold nor does have any plan to own, lease or otherwise hold, any warehouse other than the Warehouse to maintain its merchandise, semi-finished merchandise, materials or maintenance parts as of the date of this Agreement.

            The merchandise, semi-finished merchandise, materials or maintenance parts maintained at the Warehouse as of the date of this Agreement shall consist solely of the types of the goods as expressly set forth in EXHIBIT A.

           The Collateral is owned by the Pledgor as of the date of this Agreement free from any Teito-ken, Shichi-ken, Johto-Tampo-ken, Uriwatashi-Tampo-Ken or any other lien or security interest, except for such Ryuchi-ken or Sakidori-Tokken as may have been created under Part 2, Sections 7 and 8 (Articles 295-341) of the Civil Code or other laws of Japan.

 .  Covenants of the Pledgor

     The Pledgor covenants and agrees as follows:

           The Pledgor shall not maintain its merchandise, semi-finished merchandise, materials or maintenance parts in a warehouse other than the Warehouse without first obtaining a prior written consent from the Pledgee, which consent shall not be unreasonably withheld.

           The Pledgor shall notify the Pledgee of any new types of the goods to be maintained at the Warehouse and shall agree to amend EXHIBIT A, so that EXHIBIT A shall expressly set forth all the types of goods of the Pledgor maintained at the Warehouse at any time during the term of this Agreement; provided, however, that a failure to amend EXHIBIT A shall not exclude the types of goods which are not expressly set forth in EXHIBIT A from the Johto-Tampo security interest created hereby.

           If the Pledgor should receive any notice from the court of Sashiosae (attachment), Kari-Sashiosae (provisional attachment), Kari-Shobun (provisional injunction), or commencement of Kei-Bai (public sale) on or in connection with any of the Collateral, the Pledgor shall forthwith notify the Pledgee of any of such events.

          The Pledgor shall not during the effective term of this Agreement create any Teito-Ken, Shichi-Ken, Johto-Tampo-Ken, Uriwatashi-Tampo-Ken or any other lien or security interest on any of the Collateral for any other third party.

           The Pledgor shall bear and pay to the Japanese tax authorities any taxes imposed or levied on the Collateral while the Collateral is subject to the Johto-Tampo security interest pursuant hereto.

 .  Pledgee's Examination Right

      The Pledgee or its duly authorized representative, agent or attorney shall have the right to examine at reasonable business hours the Collateral maintained at the Warehouse, and any books or records relating to the Collateral, and to inquire of officers, employees or agents of the Pledgor about the Collateral. The Pledgor shall cooperate with the Pledgee's examination as provided in this Article.

 .  Pledgee's Right of Disposition

      After a five (5) day notice to the Pledgor after any Default takes place, the Pledgee shall be entitled to (i) sell or otherwise dispose of any of the Collateral and apply any proceeds of the sale or disposition of the Collateral to the payment of the Secured Obligations, or (ii) to take any remedy generally available for a secured party of a Johto-Tampo security interest under the laws of Japan.
 .  Termination of the Johto-Tampo Security Interest

      When all the Secured Obligations are fully paid, the Johto-Tampo security interest created hereunder shall cease to be in effect and the ownership of the Collateral shall be returned from the Pledgee to the Pledgor, and thereupon this Agreement shall terminate and cease to be in effect.

 .  Miscellaneous

           The Asset Purchase Agreement, Note A and Note B shall constitute an integral part of this Agreement, and shall apply to the subject matter hereof in all aspects, unless any conflicting or different terms are expressly provided for in this Agreement.

           This Agreement is the Pledge and Security Agreement (as defined in the Asset Purchase Agreement).

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the day and year first above written.


Pledgor:


/s/ Yoji Kawai
Yoji Kawai


Kabushiki Kaisha Typebank


By:
Title:


Pledgee:

QMS Japan Kabushiki Kaisha


By:  /s/  Philip R. Cahoon
Title: Representative Director


22682010.W51
                                                        EXHIBIT A


                       LIST OF COLLATERAL


     All merchandise, semi-finished merchandise, materials, and maintenance parts of the types set forth below or of any other types which are owned by the Pledgor and maintained at the warehouse leased by the Pledgor as set forth below:

1.   Types of Collateral

Merchandise:
     Printers, and consumables and optional accessaries related thereto.

Semi-finished merchandise and materials:
     Printer boards, network boards, engines, memories and ICs, hard disks, manuals and any and all other component parts of printers.

Maintenance parts:
     Printer  engine  parts  and  any  and  all  other  maintenance   parts
     maintained for the purpose of maintenance of the above.

2.   Warehouse

Location: Utsunomiya Kokusai Terminal, Suite #2-12
          1200-20, Nishihara, shimokuwashima-cho, Utsunomiya,
          Tochigi, Japan
Owner:    Utsunomiya-Kokusai-Kamotsu-Butsuryu-Jigyo-Kyodo-Kumiai
Size:     1,000 m2


Exhibit 10(s)(iv)

                  MASTER DISTRIBUTOR AGREEMENT

      THIS MASTER DISTRIBUTOR AGREEMENT (the "Agreement") is made as of September 30, 1995, between QMS, INC., a Delaware corporation ("QMS"), and a new Japanese company in the process of being established, which is being represented for the purpose of this Agreement by its promoters and shareholders-to-be, namely, Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank a Japanese corporation ("Distributor").

                           RECITALS:

     QMS manufactures and sells QMS Products (as hereinafter defined).

      QMS desires to appoint Distributor as a distributor to sell, individually or as a component of another product, printer and printer related products currently manufactured or sold by QMS and such related products as may be developed, manufactured or sold by QMS from time to time during the term of this Agreement, either individually or as a component of another product ("QMS Products"), and Distributor desires to accept such appointment in accordance with the terms and conditions contained herein.

      In consideration of the above premises and the covenants hereinafter set forth, the parties hereby agree:

 .    APPOINTMENT AS DISTRIBUTOR

            Appointment. Distributor is appointed as QMS' authorized distributor to resell QMS Products during the term of this Agreement to customers located in Japan, South Korea, China, Taiwan, Cambodia, Hong Kong, Macao, Vietnam, Laos, Myanmar, The Philippines, Malaysia, Singapore, Mongolia and Thailand (the "Territory") and Distributor accepts such appointment and agrees to conduct its business as a distributor of QMS Products in accordance with the terms of this Agreement.

          Exclusivity.

           (a) Subject to the provisions of this Section 1.2, Distributor shall be QMS' sole and exclusive distributor of QMS Products in the Territory; provided, however, that if at any time during the term of this Agreement, QMS wishes to sell any QMS Product in the Territory which is not being purchased at such time by Distributor, QMS shall provide Distributor with a written request to market and sell such QMS Product in the Territory. If Distributor does not provide QMS with written notice of its intent to market and sell such QMS Product in the Territory within thirty (30) days of receipt of QMS' request, QMS may market and sell such QMS Product to end users in the Territory, either directly or through a third party.

           (b) If, during the period commencing October 1, 1997 and ending September 30, 1998, Distributor fails to generate at least U.S.
     $2,000,000 in revenue in China, Distributor may lose, in the sole discretion of QMS, its right under Section 1.2(a) hereof to be the sole and exclusive distributor of QMS Products within China.

           (c) Commencing with the 1996 calendar year, if in any calendar year Distributor shall not comply with the Minimum Resales Requirements (as hereinafter defined), after written notice followed by a cure period of ninety (90) days during which period the parties will attempt to negotiate in good faith a solution for the reasons of the shortcomings, QMS may terminate the exclusivity rights granted herein and may sell QMS Products or appoint additional authorized distributors of QMS Products in the Territory in lieu of exercising its right to terminate this Agreement pursuant to Section 5.1(b) hereof. "Minimum Resales Requirements" shall mean U.S. $18,000,000 in Sales (as defined herein) of QMS Products per full calendar year during the term of this Agreement. As used in this Agreement, "Sales" shall mean the total price of QMS Products sold by Distributor to its customers as shown on Distributor's invoices, excluding value added tax, freight and other related charges, with appropriate adjustments made for any QMS Products returned to Distributor by its customers.

          Products of Others. Distributor shall have the right to sell and distribute the products of others within the Territory provided that such right shall not conflict with the interest of QMS in maximizing sales of QMS Products in the Territory. The existence of a conflict with the interest of QMS shall, among other reasons, be deemed to exist by the selling of other products that are functionally equivalent to QMS Products and by the improper disclosure or use of proprietary information of QMS made available to Distributor. Distributor shall promptly give notice to QMS in such detail as QMS reasonably requests, of new lines of products and firms at such times as Distributor undertakes to distribute and sell such products and/or represent such companies.

 .    PURCHASE OF QMS PRODUCTS

          Purchase of QMS Products. Distributor will purchase from QMS and QMS will sell to Distributor the QMS Products in such quantities as Distributor may determine from time to time during the term of this
Agreement. All purchases of QMS Products by Distributor shall be made solely pursuant to this Agreement; provided, however, that Distributor may purchase engines, spare parts and keyed consumables directly from third parties.

           Restriction on Sale of QMS Products. Distributor shall not, without the prior written consent of QMS, sell or market any QMS controller boards in the Territory; provided, however, that Distributor may sell or market printers which contain QMS controller boards as a component part.

           Price, Payment and Delivery. The purchase prices ("Purchase Price") for QMS Products purchased by Distributor (i) between October 1, 1995 and December 8, 1995 shall be equal to QMS' inventory carrying cost minus a twenty-five percent (25%) discount, and (ii) after December 8, 1995, shall be equal to the standard cost of production of such QMS Products as determined by the chief financial officer of QMS (including, but not limited to, overhead costs and royalty payments made by QMS) in accordance with QMS' accounting policies and United States Generally Accepted Accounting Principles ("U.S. GAAP") ("Standard Cost"). Distributor shall pay QMS the Purchase Price for QMS Products no later than sixty (60) days following the date of the invoice for such QMS Products for purchases made from October 1, 1995 through March 31, 1996, and no later than forty-five (45) days following the date the invoice for such QMS Products thereafter. QMS Products shall be sold hereunder F.O.B. QMS' facility in Mobile, Alabama. Delivery shall take place when QMS Products are placed in the possession of a common carrier, packed and ready for shipment to Distributor, or when QMS Products are stored at QMS' facility in accordance with instructions from Distributor. The risk of loss or damage with respect to the QMS Products shall pass to Distributor when the QMS Products are duly delivered to the carrier or are stored at Seller's facility in accordance with instructions from Distributor. In the event of a loss subsequent to delivery, Distributor shall pay for the QMS Products so delivered and shall (notwithstanding the loss) assume responsibility for promptly advising the carrier and insurer of the loss, for filing a claim and for prosecuting the recovery of any sums owed by such parties to
Distributor. QMS shall, upon request, cooperate with Distributor in establishing any such claim. Any arrangement made and expenses incurred by QMS for carriage or insurance of the QMS Products after the QMS Products are delivered to Distributor shall be for the account of Distributor and promptly paid or reimbursed to QMS by Distributor. At least ten (10) days prior to the confirmed shipment date, Distributor shall give QMS written instructions regarding the destination at which the QMS Products are to be shipped and the choice of carrier and type of conveyance. In the absence of such instructions, QMS shall select the carrier and type of conveyance in conformity with QMS' standard commercial practices for such shipments. If no ship-to location is given, then QMS will ship the QMS Products to Distributor's office location. To the extent not inconsistent with the terms hereof, the terms and conditions of the invoice used by QMS in connection with the shipment of QMS Products hereunder are incorporated by reference herein and shall apply as if fully recited herein.

          Commission. Distributor will pay a commission in an amount equal to ten and one-half percent (10.5%) of Sales to QMS on all sales of QMS Products, provided, however, that Distributor shall pay a commission of seven percent (7%) on Canon toner cartridges ("Commission" or "Commissions"), which Commission shall be payable quarterly in arrears, within thirty (30) days of the end of each calendar quarter. No commissions shall be payable on sales to QMS or QMS Europe B.V.

      Distributor guarantees that Commissions will average at least U.S. $495,000 each calendar quarter, commencing with calendar year 1996 (the "Minimum Quarterly Commission"). If in any particular calendar quarter, Commissions do not equal the Minimum Quarterly Commission, Distributor shall make up for any shortfall; provided, however, that Distributor may calculate the Commission owed each calendar quarter on a cumulative annual basis, according to the formula set forth below:


              CE - CP = QP; provided CP + QP 3 MQC

     where

          CE   =    the total annual Commission earned to date
          CP   =    the total annual Commission paid to date
          QP   =    the quarterly Commission payment owed by Distributor to
QMS
           MQC  =    the accumulated Minimum Quarterly Commission from  the
beginning
                      of the concerned calendar quarter to date.

           Failure of Distributor to Meet Obligations. QMS will have the right to refuse to supply Distributor with QMS Products in the event that Distributor fails to comply with any of its obligations under this Agreement, or fails to pay QMS for any purchase of QMS Products or to make any Commission payments when such payments are due.

           Discontinuation or Modification of QMS Products. QMS reserves the right, in its sole discretion at any time to discontinue, add, adopt or change any QMS Product, any QMS trademark or trade name, and any design or specification of any QMS Product.

 .    OBLIGATIONS OF DISTRIBUTOR

           Confidentiality. From time to time, QMS may make available to Distributor certain information, including but not limited to, information set forth in programming, operations and service manuals, engineering and technical data, test and analysis data, marketing, application and customer information, and will provide Distributor schematics for new QMS Products pursuant to Section 4.4 hereof. In the event this information is considered by QMS to be proprietary and/or confidential ("Confidential Information"), it will be so marked when transmitted to Distributor. All Confidential Information shall remain the sole and exclusive property of QMS, and Distributor shall have no right to use, practice or disclose the Confidential Information except for the purpose for which it was disclosed to Distributor. Distributor agrees to maintain the Confidential Information in confidence during the term of this Agreement and for a period of three (3) years thereafter and further agrees not to divulge the same to anyone except to directors, officers, employees or agents who require access thereto to carry out the purpose for which the Confidential Information was disclosed and who shall have been informed of and who have agreed to be bound by the obligation of confidentiality set forth herein. Distributor shall be responsible for any breach of this provision by its directors, officers, employees or agents. Upon termination or cancellation of this Agreement, all Confidential Information, and any copies thereof, shall be immediately delivered to QMS at the address set forth in Section
7.4 hereof.

          Financial Statements.

               Within ninety (90) days after the end of each fiscal year of Distributor, Distributor shall furnish QMS with an audited balance sheet of Distributor as of the end of such fiscal year and the related statements of income, stockholders' equity and cash flows, prepared in accordance with Japanese Generally Accepted Accounting Principles ("Japanese GAAP") and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of Distributor.

                Within forty-five (45) days after the end of each fiscal quarter of Distributor (other than the last quarter in each fiscal year), Distributor shall furnish QMS with an unaudited balance sheet of Distributor for such fiscal quarter and related statements of income, stockholders' equity and cash flows, prepared in accordance with Japanese GAAP and certified by Distributor's Managing Director.

            Indemnification for Third-Party Claims. Distributor will indemnify, defend and hold QMS harmless from and against all liabilities, losses, damages, claims, actions, causes of action, costs and expenses (including without limitation attorney's fees) arising out of or with respect to the activities of Distributor in performing its obligations under this Agreement except for Losses arising out of product liability claims.

 .    OBLIGATIONS OF QMS

           Confidentiality. From time to time, Distributor may make available to QMS certain information, including but not limited to, certain financial information. In the event this information is considered by Distributor to be proprietary and/or confidential ("Confidential Information"), it will be so marked when transmitted to QMS. All Confidential Information shall remain the sole and exclusive property of Distributor, and QMS shall have no right to use, practice or disclose the Confidential Information except for the purpose for which it was disclosed to QMS. QMS agrees to maintain the Confidential Information in confidence during the term of this Agreement and for a period of three (3) years thereafter and further agrees not to divulge the same to anyone except to directors, officers, employees or agents who require access thereto to carry out the purpose for which the Confidential Information was disclosed and who shall have been informed of and who have agreed to be bound by the obligation of confidentiality set forth herein. QMS shall be responsible for any breach of this provision by its directors, officers, employees or agents.

           Advertising Materials. QMS will provide Distributor with a reasonable quantity of QMS Product manuals, brochures and other materials in the English language to assist Distributor in the promotion and sale of QMS Products. QMS will make additional copies of these materials available to Distributor at a reasonable cost. QMS shall not be responsible for any translation expense or for providing QMS Product manuals, brochures and other materials in any language other than English.

            Technical  Assistance.   QMS  will  provide  Distributor   with
reasonable technical assistance and information regarding QMS Products and keep Distributor apprised of material information regarding QMS Products.

           Product Customization. At the request of Distributor, QMS will provide Distributor with a price quote, based on normal hourly rates for product customization services, to customize any of the QMS Products; provided, however, that QMS may decline to provide Distributor with a price quote if QMS deems, in its sole discretion, that providing the requested customization would interfere with QMS conducting its business as then conducted. If Distributor then wishes to have a QMS Product customized for the quoted price, it shall request such customization in writing to QMS.
QMS will submit to Distributor a statement for customization services provided which will be payable by Distributor within thirty (30) days of the date of statement.

           Schematics. QMS will provide Distributor, without charge, one copy of schematics of all future QMS Products and enhancements of current QMS Products sold by Distributor.

          Product Warranties.

                Each sale of QMS Products to Distributor shall be warranted to provide that if there exists a product failure due to a specific defect in workmanship or materials of the same cause and in the same part, repetitively occurring during ninety (90) days from delivery of the QMS Products to Distributor in more than five percent (5%) of a shipment lot of the QMS Products, such failure shall be deemed an "Epidemic Failure." Distributor will advise QMS in writing if Distributor believes an Epidemic Failure condition exists and shall provide evidence satisfactory to QMS, including Distributor's service log. If both parties agree an Epidemic Failure condition exists QMS shall, at its discretion, repair or replace the defective QMS Products.

                THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE MADE IN LIEU OF AND TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

           Indemnification. QMS shall, during the term of this Agreement, indemnify Distributor from and against any and all claims, demands, suits, actions, causes of action, loss, liability, attorneys' fees and any other costs and expenses incurred by Distributor for third party infringement claims with respect to trademarks, patents or copyright rights as a result of the sale of QMS Products by Distributor as permitted hereunder, or for or with respect to the operation of the distributorship contemplated hereunder.

 .    TERM AND TERMINATION

           Term. The initial term of this Agreement will commence on the date hereof and end on September 30, 2000, and will be automatically renewed for separate but successive one-year terms, unless terminated by the parties hereto as follows:

                At the end of the initial term or any subsequent one-year term hereof by either party upon written notice to the other party received not less than six (6) months prior to the expiration of any such term; or

                By either party at any time after the occurrence of any one or more of the following events of default: (i) failure of the other party to perform any material obligation or covenant of the other party under this Agreement; (ii) the material breach of any warranty or representation made by the other party in this Agreement that is not remedied as provided herein; (iii) the entering into or filing by or against the other party of a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of the United States, a receivership for any of the assets of the other party, a composition with or assignment for the benefit of its creditors, a readjustment of debt, or the dissolution or liquidation of the other party; or (iv) the insolvency of the other party; or

                By QMS, in the event of (i) the sale, assignment or conveyance by Distributor of a substantial portion of its assets without the prior written consent of QMS, which consent shall not be unreasonably withheld, or (ii) a stock transfer or combination of stock transfers which result in Mr. Yoji Kawai owning, directly or indirectly, less than 51% of the aggregate voting power of all outstanding voting securities of Distributor; or

                By QMS in the event Distributor does not meet the Minimum Resales Requirements set forth in Section 1.2 hereof, which termination shall be effective immediately upon written notice given by QMS within ninety (90) days after the expiration of a ninety (90) days cure period set forth in Section 1.2 hereof.

          Effect of Termination.

          (a) Upon termination of this Agreement, all rights granted under this Agreement will immediately cease and terminate. Further, Distributor will cease all sales and distribution of QMS Products and remove from each of its location(s) and return to QMS or destroy all promotional and other material identifying Distributor as an authorized distributor of QMS Products; provided, however, that Distributor will have the right to sell its remaining inventory of QMS Products in accordance with the terms and conditions of this Agreement, unless QMS elects, shall by written notice to Distributor on or before the effective date of such termination, to repurchase Distributor's remaining inventory at the price(s) paid by Distributor to QMS for such inventory (it being understood that no Commission will be payable by Distributor on repurchases of inventory by QMS under this Section 5.2).

           (b)   Upon  termination of this Agreement, Distributor  and  any subsidiary of Distributor that has a corporate name containing the term "QMS" shall, as soon as is reasonably practicable, take all necessary steps, including without limitation making any necessary filings and registrations with the appropriate governmental authorities, to change their corporate names to remove the term "QMS," and shall choose new corporate names which do not contain an acronym which is confusingly similar to "QMS."

           Liability upon Termination. Neither party hereto will be liable to the other party hereto for damages, losses, costs or expenses of any kind or character whatsoever arising from the termination or expiration of this Agreement, whether such damages, losses, costs or expenses arise from the loss of prospective sales or expenses incurred or investments made in connection with the establishment, development or maintenance of Distributor's business, or any other reason whatsoever; provided, however, that such termination or expiration will not affect any claim, demand, liability or right of either party hereto arising pursuant to this Agreement prior to the termination or expiration, or arising after termination or expiration in connection with sale by Distributor of its remaining inventory of QMS Products or Distributor's obligations under
Section 3.1 of this Agreement.

 .    DISPUTE RESOLUTION

          Disputes Relating to Cost of QMS Products.

                QMS shall provide Distributor, within forty-five (45) days of the end of each fiscal quarter, a statement signed by its Chief Financial Officer (the "Cost Statement") detailing the calculation of the Standard Cost of QMS Products as charged by QMS to Distributor during the most recent fiscal quarter.

               Distributor shall have the right, upon written notice to QMS within fifteen (15) days of receipt of the Cost Statement, to request a review of the Cost Statement. The Cost Statement shall be reviewed by an accounting firm that is nationally recognized in the United States and that is not engaged by either party ("Cost Auditor"). The Cost Auditor shall be chosen by agreement of the parties hereto. If the parties hereto cannot agree on a Cost Auditor in a 15-day period following Distributor's request for review, each party shall designate a nationally recognized United States accounting firm (which may be a firm engaged by a party), and the two firms shall, jointly, designate the Cost Auditor.

                The Cost Auditor shall review the Cost Statement and shall issue a report with respect to the calculation of Standard Cost of QMS Products under U.S. GAAP and QMS' accounting policies and the applicable provisions of this Agreement.

                If the Cost Auditor's report determines that the prices charged by QMS to Distributor for QMS Products sold to Distributor during the quarterly period under examination were, in the aggregate, greater than 103% of the aggregate Standard Cost of QMS Products as determined by the Cost Auditor, then QMS (i) shall within forty-five
     (45) days of Cost Auditor's final report, repay the actual amount of the overcharge, and (ii) shall pay all costs and expenses of selecting the Cost Auditor and all costs and expenses and other fees charged by the Cost Auditor in connection with its review and the issuance of its report (the "Cost Audit Expenses"). Distributor shall pay the Cost Audit Expenses in all other circumstances.

                The Cost Auditor's determination shall be final, non-appealable and binding upon the parties hereof.

          Disputes Relating to Sales of QMS Products.

                Distributor shall provide QMS, within forty-five (45) days of the end of each fiscal quarter, a statement signed by its managing director (the "Sales Statement") detailing the calculation of the unit volume and dollar value of sales of QMS Products made by Distributor during the most recent quarterly period.

                QMS shall have the right upon written notice to Distributor within fifteen (15) days of receipt of the Sales Statement to request a review of the Sales Statement. The Sales Statement shall be reviewed by an accounting firm that is nationally recognized in Japan and that is not engaged by with either party ("Sales Auditor"). The Sales Auditor shall be chosen by agreement of the parties hereto. If the parties hereto cannot agree on a Sales Auditor in a 15-day period following QMS' request for review, each party shall designate a nationally recognized Japanese accounting firm (which may be a firm engaged by a party) which shall, jointly, designate the Sales Auditor.

               The Sales Auditor shall review the Sales Statement and shall issue a report with respect to the calculation of Commissions paid on sales of QMS Products during the fiscal quarter under the terms of this Agreement.

                 If   the  Sales  Auditor's  report  determines  that   the
     Commissions paid by Distributor for QMS Products sold during the quarterly period under examination were, in the aggregate, less than 97% of the aggregate Commissions payable as determined by the Sales Auditor, then Distributor (i) shall, within forty-five (45) days of Sales Auditor's final report, pay the additional Commissions, and (ii) shall pay all costs and expenses of selecting the Sales Auditor and certain expenses and other fees charged by the Sales Auditor in connection with the Sales Audit (the "Sales Audit Expenses"). QMS shall pay the Sales Audit Expenses in all other circumstances.

                The Sales Auditor's determination shall be final, non-appealable and binding upon the parties hereof.

           Arbitration. All disputes under this Agreement other than those under Section 6.1 and Section 6.2 hereof shall be settled by arbitration in Honolulu, Hawaii, U.S.A. before a single arbitrator pursuant to the American Arbitration Association Commercial Arbitration Rules which rules are deemed to be incorporated by reference herein, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration may be commenced at any time by either QMS or Distributor giving written notice to the other that such dispute has been referred to arbitration under this Section 6.3. Any award rendered by the arbitrator shall be final, conclusive, non-appealable and binding upon the parties hereto and shall be accompanied by a written opinion of the arbitrator giving the reasons for the awards; provided, however, that the arbitrator shall have no authority to award any special, indirect, incidental, consequential, punitive or other damages not measured by the prevailing party's actual damages and the arbitrator may not make any ruling, finding or award that does not conform with the terms and conditions of this Agreement. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

            Specific  Performance.   The  provisions  for  review  of  Cost
Statements,   Sales   Statements  and  arbitration  may   be   specifically
enforceable by the parties.

 .    MISCELLANEOUS PROVISIONS

           Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior oral or written agreements. This Agreement may not be amended or modified, except by a further written agreement signed by the parties hereto.

           Waiver. No failure or delay on the part of a party hereto in exercising any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

          Assignment.

                In the event of a sale or transfer by QMS of its business (by merger, sale of stock, sale of substantially all of its assets or otherwise)("Sale of the Business"), QMS may, without the consent of Distributor, assign its rights and obligations under this Agreement to the ultimate successor in interest to the business of QMS (the "Successor"), provided that the Successor agrees, in writing, to abide by the terms of this Agreement.

                Except as set forth in paragraph (a) above, neither QMS nor Distributor shall have the right to assign its rights and obligations under this Agreement without the prior written consent of the other.

           Notice. Except as otherwise specified herein, all notices, communications and reports required or permitted pursuant to this Agreement will be in writing and will be mailed, telecopied, or delivered to the other party at the address shown below (or at such other address as may be specified hereafter in writing by either party hereto to the other party in accordance with this Section 7.4) and will be effective and deemed received upon the earlier of (i) delivery or (ii) fifteen (15) days after placed in the mail.

          If to QMS:          QMS, Inc.
                         One Magnum Pass
                         Post Office Box 81250
                         Mobile, Alabama USA  36689-1250
                         Attn:  Legal Department

          with a required     Powell, Goldstein, Frazer & Murphy
          copy to:       Sixteenth Floor
                         191 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Attn:  G. William Speer, Esq.


          If to Distributor:  QMS Japan Kabushiki Kaisha
                         Gotanda Metalion Bldg. 2F
                         5-21-15 Higashi-Gotanda
                         Shinagawa-Ku, Tokyo 141, Japan
                         Attn:  Yoji Kawai

          with a required     SHOWA Law Office
          copy to:       Tsuruya Hachiman Bldg. 5F
                         2-4 Kojimachi
                         Chiyoda-Ku, Tokyo 102, Japan
                         Attn:  Masatomo Suzuki

           Severability. In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement will for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the same will not invalidate or otherwise affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal or unenforceable provision, or part of any provision, had never been contained herein.

           Force Majeure. Except for the obligation of Distributor to pay for any and all QMS Products purchased pursuant to this Agreement, neither party hereto shall be liable for the failure to perform any of its obligations under this Agreement if such failure is caused by the occurrence of any contingency beyond the reasonable control of such party, including without limitation, fire, flood, strikes and other industrial disturbances, failure of raw material suppliers, failure of transport, accidents, wars, riots, insurrections, acts of God or orders of governmental agencies. In the event that any such contingency occurs which affects QMS's performance, QMS may allocate production and delivery among its customers as it sees fit in its sole discretion and without liability to Distributor.

           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

           Governing Language. Regardless of whether a copy of this Agreement is translated into another language, the official version hereof shall be the English version, which shall prevail in all cases. All correspondence and communication between the parties, all reports, orders, instructions, literature, financial statements and financial records, other records and other written materials pertaining to this Agreement shall be maintained and delivered in the English language. All monetary amounts shall be in U.S. Dollars.

           Independent Contractor. This Agreement does not constitute or appoint Distributor as an agent of QMS and Distributor acknowledges and agrees that Distributor has no authority to obligate QMS and that Distributor shall make no representation, express or implied, to the contrary. Distributor is an independent contractor hereunder, and QMS will not be liable for the debts, accounts, obligations or other liabilities of Distributor or of its agents, employees or independent contractors, including without limitation any costs for salaries, overhead, transportation or communication.


      The parties hereto have executed this Agreement, effective as of the day and year first above written.

QMS:                               DISTRIBUTOR:

QMS, Inc.                          /s/ Yoji Kawai
                                   Yoji Kawai

By:  /s/ Gregory R. Jones                    Kabushiki Kaisha Typebank

Title:    Vice President                                              By:

                                   Title:


Exhibit 10(s)(v)

                        PROMISSORY NOTE

Yen equivalent of U.S. $3,000,000.00           September 30, 1995


     FOR VALUE RECEIVED, the undersigned, a new Japanese company in the process of being established, which is being represented for the purpose of this promissory note by its promoters and shareholders-to-be, namely Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank, a Japanese corporation ("Maker"), promises to pay to the order of QMS Japan Kabushiki Kaisha, a corporation organized under the laws of Minato-Ku, Japan (along with each subsequent holder of this Note, referred to as "Holder"), the principal sum of amount in Yen equivalent to U.S. Three Million Dollars (U.S. $3,000,000.00) to be determined as set forth herein, with interest on the outstanding principal balance at a simple interest rate of eight percent (8%) per annum beginning December 7, 1995 (the "Effective Date").

     This Note constitutes partial payment of the purchase price for the assets of QMS Japan which were purchased by Maker pursuant to that certain Asset Purchase Agreement between Maker, QMS Japan and QMS, dated as of September 30, 1995 (the "Agreement") and is secured by the pledge by Maker of all of its inventory pursuant to that certain Inventory Johto-Tampo Agreement dated the date hereof.

     This Note shall be paid as follows:

     (a) On each of the first six (6) monthly anniversaries of the Effective Date, Maker shall pay to Holder all interest accrued during the previous month on the outstanding principal balance of this Note; and

     (b) On each of the fifty-four (54) monthly anniversaries of the Effective Date following the sixth monthly anniversary of the Effective Date, Maker shall pay to Holder an amount in Yen equivalent to U.S. fifty-five thousand five hundred fifty-five dollars and fifty-six cents (U.S.$55,555.56), plus all interest accrued on the outstanding principal balance of this Note at such time, until this Note has been paid in full.

     For purposes of calculating the Yen equivalent amounts of the U.S. Dollar amounts set forth above, T.T.S. rates to be quoted by a reputable bank in Tokyo, Japan on the respective payment dates shall apply.

     Should the principal or any interest hereunder not be paid when due, the Holder shall have the right to declare the unpaid principal and all accrued interest of this Note to be forthwith due and payable. Any payment of principal which is not paid when due shall bear interest until paid at a simple interest rate equal to twelve percent (12.0%) per annum.

     The principal hereof and any interest hereon shall be payable in lawful money of the United States of America, at such place as the Holder hereof may designate in writing to Maker. The Maker may prepay this Note in full or in part at any time without notice, penalty or prepayment fee.

     Maker agrees to pay the Holder hereof reasonable attorneys' fees for the services of counsel employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, or otherwise, and to indemnify and hold the Holder harmless against liability for the payment of state intangible, documentary and recording taxes, and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless Maker shall notify the Holder, in writing, that Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

     The remedies of Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

     No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

     Maker hereby (a) waives demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit, and diligence in collecting this Note; (b) agrees to any substitution, addition, or release of any collateral or any party or person primarily or secondarily liable hereon; (c) agrees that the Holder shall not be required first to institute any suit, or to exhaust its remedies against Maker or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; and
(d) consents to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent, or consideration.

     Whenever used in this Note, the words "Maker" and "Holder" shall be deemed to include Maker and the Holder named in the opening paragraph of this Note, and their respective legal representatives, successors, and assigns. It is expressly understood and agreed that the Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of Maker, or of any person or party claiming by, through, or under Maker in the conduct of their respective businesses.

     Time is of the essence of this Note.

     This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

     All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

     IN WITNESS WHEREOF, the undersigned Maker has executed this instrument under seal as of the day and year first above written.

                              MAKER:


                              /s/ Yoji Kawai
                              YOJI KAWAI



                              KABUSHIKI KAISHA TYPEBANK



                              By:
                              Title:



                              HOLDER:

                                                       QMS JAPAN KABUSHIKI
                              KAISHA



                              By: /s/ Philip R. Cahoon
                              Title: Representative Director


Exhibit 10(s)(vi)

                        PROMISSORY NOTE

Yen equivalent of U.S. $500,000.00             September 30, 1995


     FOR VALUE RECEIVED, the undersigned, a new Japanese company in process of being established, which is being represented for the purpose of this promissory note by its promoters and shareholders-to-be, namely Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank, a Japanese corporation ("Maker"), promises to pay to the order of QMS Japan Kabushiki Kaisha, a corporation organized under the laws of Minato-Ku, Japan (along with each subsequent holder of this Note, referred to as "Holder"), the principal sum of an amount in Yen equivalent to U.S. Five Hundred Thousand Dollars (U.S. $500,000.00) to be determined as set forth herein.

     This Note constitutes partial payment of the purchase price for the assets of Holder which were purchased by Maker pursuant to that certain Asset Purchase Agreement between Maker, QMS Japan and QMS, dated as of September 30, 1995 (the "Agreement") and is secured by the pledge by Maker of all of its inventory pursuant to that certain Inventory Johto-Tampo Agreement dated the date hereof.

     This Note shall be paid in full on March 31, 1996.

     For purposes of calculating the Yen equivalent amount of the U.S. Dollar amount set forth above, the T.T.S. rate to be quoted by a reputable bank in Tokyo, Japan on the payment date shall apply.

     Should the principal or any interest hereunder not be paid when due, the Holder shall have the right to declare the unpaid principal and all accrued interest of this Note to be forthwith due and payable. Any payment of principal which is not paid when due shall bear interest until paid at a simple interest rate equal to twelve percent (12.0%) per annum.

     The principal hereof and any interest hereon shall be payable in lawful money of the United States of America, at such place as the Holder hereof may designate in writing to Maker. The Maker may prepay this Note in full or in part at any time without notice, penalty or prepayment fee.

     Maker agrees to pay the Holder hereof reasonable attorneys' fees for the services of counsel employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, or otherwise, and to indemnify and hold the Holder harmless against liability for the payment of state intangible, documentary and recording taxes, and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless Maker shall notify the Holder, in writing, that Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

     The remedies of Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

     No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

     Maker hereby (a) waives demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit, and diligence in collecting this Note; (b) agrees to any substitution, addition, or release of any collateral or any party or person primarily or secondarily liable hereon; (c) agrees that the Holder shall not be required first to institute any suit, or to exhaust its remedies against Maker or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; and
(d) consents to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent, or consideration.

     Whenever used in this Note, the words "Maker" and "Holder" shall be deemed to include Maker and the Holder named in the opening paragraph of this Note, and their respective legal representatives, successors, and assigns. It is expressly understood and agreed that the Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of Maker, or of any person or party claiming by, through, or under Maker in the conduct of their respective businesses.

     Time is of the essence of this Note.

     This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

     All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

     IN WITNESS WHEREOF, the undersigned Maker has executed this instrument under seal as of the day and year first above written.

                              MAKER:

                              /s/ Yoji Kawai
YOJI KAWAI



                              KABUSHIKI KAISHA TYPEBANK



                              By:
                              Title:



                              HOLDER:

                                                       QMS JAPAN KABUSHIKI
                              KAISHA



                              By: /s/ Philip R. Cahoon
                              Title: Representative Director

Exhibit 10(s)(vii)

           TRADEMARK AND TRADE NAME LICENSE AGREEMENT

     THIS TRADEMARK AND TRADE NAME LICENSE AGREEMENT (the "Agreement") is made as of December 7, 1995, by and between QMS, Inc., a corporation formed under the laws of Delaware, U.S.A. ("QMS"), and QMS Japan Kabushiki Kaisha, a corporation formed under the laws of Shinagawa-Ku, Japan (the "Company").

                           RECITALS:

      WHEREAS, QMS is the owner of certain trademarks and trade names (the "Marks") used in connection with the manufacture and sale of its products (the "QMS Products"); and

      WHEREAS, QMS and Licensee have entered into that certain Master Distributor Agreement of even date herewith (the "Distributor Agreement"), under which Licensee will act as a distributor for the QMS Products within the Territory (as defined herein); and

      WHEREAS, Licensee desires to use the Marks in connection with its distribution of the QMS Products under the Distributor Agreement, and QMS desires to provide a license for such use under the terms and conditions set forth herein (the "License")

     NOW, THEREFORE, the parties have agreed as follows:

Grant   of   License.   QMS  hereby  grants  to  Licensee  and   Licensee's
     subsidiaries an exclusive, royalty-free right to utilize the now or hereafter existing trademarks, trade names, copyrighted materials, logos, slogans, designs and distinctive advertising of QMS in connection with the sale and distribution of the QMS Products by Licensee in the following territories: Japan, South Korea, China, Taiwan, Cambodia, Hong Kong, Macao, Vietnam, Laos, Myanma, Philippines, Malaysia, Singapore, Mongolia, and Thailand.

Conditions of Grant.  The License is subject to the following conditions:

     Licensee may only use the Marks for the purpose of advertisement, promotion and sale of the QMS Products and for no other purposes;

     Licensee may only use the Marks in the form in which they are used by QMS and may not alter or modify them or add material to them so as to diminish their distinctiveness;

     Licensee will not use the Marks in any manner likely to confuse, mislead or deceive the public, or to be injurious or inimical to the best interests of QMS; and

     Licensee will not allow use of the Marks by its subsidiaries unless and until they agree in writing to be bound by the terms of this Agreement.

Rights of QMS as a Licensor. QMS retains the right to monitor Licensee's usage of the Marks and to inspect any advertising or marketing materials developed by Licensee which use the Marks, and Licensee may not distribute, display or otherwise utilize any such materials which QMS determines to be unacceptable. Licensee agrees that it will not acquire any right or interest in any of the Marks, whether by use, operation of law, or otherwise.

Term and  Termination.   This Agreement and the License  granted  hereunder
     shall be effective upon the date hereof, and shall continue in effect until either of the following shall occur:

     The Distributor Agreement is terminated by either party for any reason; or

     Licensee fails to use the Marks in accordance with the terms of this Agreement.

     General Provisions.

     All notices, requests, consents or other communication hereunder shall be in writing and shall be mailed, telecopied or delivered to the other party at the address shown below (or at such address as may be specified hereafter in writing by either party hereto to the other party in accordance with this Section) and will be effective and deemed received upon the earlier of (i) receipt or
          (ii) fifteen days after placed in the mail:

          If to QMS:                         With a required copy to:

          QMS, Inc.                     Powell, Goldstein, Frazer & Murphy
          One Magnum Pass                    Sixteenth Floor
          Post Office Box 81250              191 Peachtree Street, N.E.
          Mobile, Alabama USA 36689-1250     Atlanta, Georgia   USA  30303
          Attn:  Legal Department            Attn:  G. William Speer, Esq.

          If to Licensee:                    With a required copy to:

          QMS Japan Kabushiki Kaisha         SHOWA Law Office
          Gotanda Metalion Bld. 2F           Tsuruya Hachiman Bld. 5F
          5-21-15 Higashi-Gotanda            2-4 Kojimachi
           Shinagawa-Ku, Tokyo 141, Japan          Chiyaoda-Ku, Tokyo  102,
Japan
          Attn:  Yoji Kawai                  Attn:  Masatomo Suzuki

     This Agreement shall be governed by the laws of the State of Georgia.

     Regardless  of  whether  a copy of this Agreement is  translated  into another  language,  the  official version  hereof  shall  be  the
          English version, which shall prevail in all cases. All correspondence and communication between the parties shall be in the English language.

     The License may not be assignable by Licensee without the express written consent of QMS.

     This Agreement may only be amended by written agreement by the parties hereto.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same institute.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              QMS:

                              QMS, Inc.

                              By:  /s/ Gregory R. Jones

                              Name:  Gregory R. Jones

                              Title:               Vice President


                              LICENSEE:

                              QMS Kabushiki Kaisha

                              By:  /s/ Yoji Kawai

                              Name:     Yoji Kawai

                              Title:                    President

Exhibit 10(s)(viii)

                      ASSUMPTION AGREEMENT


     THIS ASSUMPTION AGREEMENT (the "Agreement") is e xecuted and delivered as of December 7, 1995, by QMS Japan Kabushiki Kaisha, a corporation formed under the laws of Shinagawa-Ku, Japan (the "Company") to and in favor of QMS Japan Kabushiki Kaisha, a corporation formed under the laws of Minato-Ku, Japan ("Seller"), and QMS, Inc., a corporation formed under the laws of the state of Delaware, U.S.A. ("QMS").

                      W I T N E S S E T H:

     WHEREAS, on September 30, 1995, prior to the formation of the Company, Yoji Kawai, a Japanese national and Kabushiki Kaisha Typebank, a Japanese corporation (the "Promoters"), entered into that certain Asset Purchase Agreement (the "Purchase Agreement") with Seller and QMS on behalf of the Company;

     WHEREAS, on September 30, 1995, prior to the formation of the Company, the Promoters entered into each of the Assumption Agreement, the Distributor Agreement, Note A, Note B, and the Pledge and Security Agreement (each as defined in the Purchase Agreement) on behalf of the Company (the "Collateral Documents");

     WHEREAS, the Company has been duly organized under the laws of Japan;

     WHEREAS, the execution and delivery of the Purchase Agreement and each of the Collateral Documents by the Promoters on behalf of the Company has been ratified and approved by the Company by all necessary corporate action; and

     WHEREAS, in connection with the Purchase Agreement, the Promoters agreed that upon the formation of the Company, the Company would enter into an Assumption Agreement with Seller and QMS whereby the Company would agree to assume all of the obligations originally consented to by the Promoters on behalf of the Company under the Transaction Documents.

     NOW, THEREFORE, in consideration of the premises and the mutual covenant and agreements set forth in this Agreement, the Purchase Agreement and the Collateral Documents, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
          Assumption of Obligations. The Company does hereby assume, and it shall pay, discharge or perform, as appropriate, any and all obligations and liabilities of the Company set forth in the Purchase Agreement and in the Collateral Documents, which obligations and liabilities were consented to by the Promoters on behalf of the Company prior to the Company's formation, as evidenced by the signatures of the Promoters on such documents.

          Corporate Existence. The Company does hereby represent and warrant to Seller and QMS that it is a corporation duly organized, validly existing and in good standing under the laws of Japan.

          Corporate Power; Authorization. The Company does hereby represent and warrant to Seller and QMS that (i) it has the power, authority, and legal right to execute, deliver and perform this Agreement;
(ii) the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action;
(iii) this Agreement has been duly executed and delivered on behalf of the Company by a duly authorized officer; and (iv) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia, U.S.A.
     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

                              THE COMPANY:

                              QMS Japan Kabushi Kaisha, a corporation
                              organized under the laws of Shinagawa-Ku,
Japan


                              By: /s/ Yoji Kawai
                              Name: Yoji Kawai
                              Title: President

Agreed and accepted this __7__ day
of December, 1995.


QMS, Inc., a Delaware corporation


By: /s/ Gregory R. Jones
Name:  Gregory R. Jones
Title:    Vice President

QMS Japan Kabushiki Kaisha, a corporation organized under the laws of Minato-Ku, Japan


By:  /s/ Philip R. Cahoon
Name: Philip R. Cahoon
Title:    Representative Director